Exhibit 3.1

BYLAWS OF

CREE, INC.

As amended and restated effective August 19, 2009

ARTICLE I

DEFINITIONS

In these bylaws, unless otherwise provided, the following terms shall have the following meanings:

(1)           “Act” shall mean the North Carolina Business Corporation Act as codified in Chapter 55 of the North Carolina General Statutes effective July 1, 1990, and as amended from time to time;

(2)           “Articles of Incorporation” shall mean the Corporation's articles of incorporation, including amended and restated articles of incorporation and articles of merger;

(3)           “Corporation” shall mean Cree, Inc.;

(4)           “Distribution” shall mean a direct or indirect transfer of money or other property (except the Corporation's own shares) or incurrence of indebtedness by the Corporation to or for the benefit of its shareholders in respect of any of its shares.  A distribution may be in the form of a declaration or payment of a dividend, a purchase, redemption, or other acquisition of shares, a distribution of indebtedness, or otherwise;

(5)           “Emergency” shall mean a catastrophic event which prevents a quorum of the board of directors from being readily assembled;

(6)           “Shares” shall mean the units into which the proprietary interests in the Corporation are divided; and

(7)           “Voting group” shall mean all shares of one or more classes or series that under the Articles of Incorporation or the Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders.  All shares entitled by the Articles of Incorporation or the Act to vote generally on a matter are for that purpose a single voting group.

ARTICLE II

OFFICES

SECTION 1.   Principal Office:  The principal office of the Corporation shall be located at 4600 Silicon Drive, Durham County, Durham, North Carolina 27703, or at such other place as may be determined from time to time by the board of directors.

SECTION 2.   Registered Office:  The registered office of the Corporation shall be maintained in the State of North Carolina, and may be, but not need be, identical with the principal office.

SECTION 3.   Other Offices:  The Corporation may have offices at such other places, either within or without the State of North Carolina, as the board of directors may from time to time determine, or as the affairs of the Corporation may require.

ARTICLE III

MEETINGS OF SHAREHOLDERS

SECTION 1.   Place of Meetings:  All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or as may be agreed upon by a majority of the shareholders entitled to vote at the meeting.

SECTION 2.   Annual Meeting:  The annual meeting of shareholders for the election of directors and the transaction of other business shall be held annually in any month on any day (except Saturday, Sunday or a legal holiday) as fixed by the board of directors.

SECTION 3.   Substitute Annual Meeting:  If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called by the board of directors, the chairman, the chief executive officer or the president.  A meeting so called shall be designated and treated for all purposes as the annual meeting.

SECTION 4.   Special Meetings:  Special meetings of the shareholders may be called at any time by the board of directors of the Corporation or by the chairman.

SECTION 5.   Notice of Meeting:  Written or printed notice stating the date, time and place of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of any shareholders' meeting, either personally, or by telephone, telegraph, teletype, mail, private carrier, facsimile transmission, or other form of wire or wireless communication by or at the direction of the chairman of the board, the chief executive officer, the president, the secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the record of the shareholders of the Corporation, with postage thereon prepaid.

In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called.  In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted unless such a statement is required by the Act.

When an annual or special meeting is adjourned to a different date, time, and place, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken; provided, however, that if a new record date for the adjourned meeting is or must be set, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

The record date for determining the shareholders entitled to notice of and to vote at an annual or special meeting shall be fixed as provided in Section 3 of Article VIII.

SECTION 6.   Waiver of Notice:  A shareholder may waive notice of any meeting either before or after such meeting.  Such waiver shall be in writing, signed by the shareholder, and filed with the minutes or corporate records.  A shareholder's attendance at a meeting in person or by proxy: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

SECTION 7.   Shareholder List:  Commencing two (2) business days after notice of a meeting of shareholders is given and continuing through such meeting, the secretary of the Corporation shall maintain at the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held, an alphabetical list of the shareholders entitled to vote at such meeting, arranged by voting group, with the address of and number of shares held by each.  This list shall be subject to inspection by any shareholder or his agent or attorney at any time during usual business hours and may be copied at the shareholder's expense.  This list shall be made available at the meeting and any shareholder, or his representative, may inspect the list at any time during the meeting or any adjournment thereof.

SECTION 8.   Quorum:  A majority of the votes entitled to be cast on a matter by any voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a majority of the votes voting on the motion to adjourn; and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

SECTION 9.   Proxies:  Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney in fact.  A proxy may take the form of a telegram, telex, facsimile or other form of wire or wireless communication which appears to have been transmitted by a shareholder.  A proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes.  A proxy is not valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force or limits its use to a particular meeting.

SECTION 10.         Voting of Shares:  Except as otherwise provided in the Articles of Incorporation and the Act, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Except for the election of directors, which is governed by the provisions of Section 3 of Article IV, if a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast against the action, unless the vote of a greater number is required by the Act, the Articles of Incorporation, or these bylaws.

Shares of the Corporation are not entitled to vote if:  (i) absent special circumstances as determined under applicable law, they are owned, directly or indirectly, by a second corporation in which the Corporation owns a majority of the shares entitled to vote for directors of the second corporation, unless they are held in a fiduciary capacity; or (ii) they are redeemable shares and (x) notice of redemption has been given and (y) a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

Either the board of directors or the Chairman of the meeting may appoint one or more voting inspectors, each of whom shall take an oath to execute his duties impartially and to the best of his ability. The voting inspectors shall, by majority vote, resolve all questions regarding voting of shares, including the number of shares outstanding, the voting power of each, the shares represented at the meeting, the qualification of voters, the validity of proxies, the existence of a quorum as to any voting group, and the acceptance, rejection and tabulation of votes.

SECTION 11.   Informal Action by Shareholders:  Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the persons who would be entitled to vote upon such action at a meeting and is delivered to the Corporation to be included in the minutes or to be kept as part of the corporate records.  Such consent shall have the same force and effect as a unanimous vote of shareholders.

SECTION 12.   Corporation's Acceptance of Votes:  If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation is entitled to accept the vote, consent, waiver, or proxy appointment and to give it effect as the act of the shareholder.

If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and to give it effect as the act of the shareholder if: (i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity; (ii) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment; (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of its status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment; (iv) the name signed purports to be that of a beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes has a reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

SECTION 13.   Notice of Shareholder Business and Nominations:

(a) Annual Meetings of Shareholders.

(i) Nominations of persons for election to the board of directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders: (A) pursuant to the notice of meeting delivered pursuant to Section 5 of Article III of these bylaws; (B) by or at the direction of the board of directors; or (C) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 13 of Article III, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw.

(ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(i) of this bylaw, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action.  To be timely, a shareholder’s notice shall be received by the secretary at the principal executive offices of the Corporation, either in person or by United States certified mail, postage prepaid, not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, such notice by the shareholder must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.  Such shareholder’s notice shall set forth:

(A) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) the name, age, business address and, if known, residence address of such person; (ii) the background and qualification of such person, including without limitation, the principal occupation or employment of such person; (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person; (iv) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act, of 1934, as amended (the “Exchange Act”), including such person’s written consent to (a) being named in the proxy statement as a nominee, (b) serving as a director if elected and (c) providing information that the Board requests to determine whether such person qualifies as an independent director under applicable rules, regulations and guidelines; and (v) a written and signed statement that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed in the notice required by this Section 13 of Article III, and (c) in such person's individual capacity and on behalf of any person, entity or group on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed codes of ethics and conduct, corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation;

(B) as to any other business that the shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the articles of incorporation or bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting and

(iv) any material interest in such business of such shareholder and any Shareholder Related Person (as defined below); and

(C) as to the shareholder giving the notice and any Shareholder Related Person, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder and any Shareholder Related Person, as they appear on the Corporation’s books, and (ii)(a) the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially and of record by such shareholder and any Shareholder Related Person, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any Shareholder Related Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any Shareholder Related Person has a right to vote any shares of any security of the Corporation, (d) any short interest in any security of the Corporation (for purposes of this by-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or any Shareholder Related Person that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any Shareholder Related Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such shareholder or any Shareholder Related Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such shareholder's or Shareholder Related Person’s immediate family sharing the same household, (iii) a representation that the shareholder or Shareholder Related Person is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the shareholder, the beneficial owner or any Shareholder Related Person, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.  A “Shareholder Related Person” of any shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder, and (iii) any person controlled by or under common control with such shareholder.

(D) If any of the facts set forth in the notice provided pursuant to this Section 13(a)(ii) of Article III changes between the date that such notice is sent and the date of the annual meeting to which such notice pertains, the shareholder must deliver to the secretary of the Corporation, either in person or by United States certified mail, postage prepaid, and the Corporation must receive at its principal executive officers by the earlier of (a) the close of business within five (5) calendar days of the event giving rise to such change, or (b) the commencement of such annual meeting, a supplemental notice providing such revised information.

(b) Special Meetings of Shareholders.

(i) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting under Section 5 of Article III of these bylaws.  If directors are to be elected at a special meeting of shareholders pursuant to the notice of meeting, nominations of persons for election to the board of directors at such meeting may be made (a) by or at the direction of the board of directors, or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 13 of Article III, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw.

(ii) In the event a special meeting of shareholders is called for the purpose of electing one or more directors to the board of directors, any shareholder may, pursuant to clause (b)(i) above, nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the shareholder shall have delivered notice containing the information specified in paragraph (a)(ii) of this bylaw to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made or the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw.  Except as otherwise provided by law, the Articles of Incorporation or these bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

(ii) For purposes of this bylaw, “public announcement” shall mean disclosure in a press release reported in a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) The requirements of this bylaw are separate from and in addition to the requirements of the Exchange Act, and a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw.  In addition to the provisions of this bylaw, a shareholder who seeks to have any proposal included in the Corporation’s proxy statement also shall comply with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, including without limitation, Regulation 14A.

ARTICLE IV

BOARD OF DIRECTORS

SECTION 1.   General Powers:  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its board of directors.

SECTION 2.   Number, Term and Qualifications:  The number constituting the board of directors shall be determined from time to time by resolution of the shareholders.  Each director shall hold office until his death, resignation, retirement, removal, disqualification, or until his successor is elected and qualified.  Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

SECTION 3.   Election of Directors:  Except as provided in Section 6 of this Article, the directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected.

SECTION 4.   No Cumulative Voting:  Unless otherwise required by the Act, the shareholders of the Corporation shall have no right to cumulate their votes for the election of directors.

SECTION 5.   Removal:  Any director may be removed from office with or without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors.  If a director is elected by a voting group of shareholders, only members of that voting group may participate in the vote to remove him.  A director may not be removed by the shareholders at a meeting unless the notice of the meeting specifies such removal as one of its purposes.  If any directors are removed, new directors may be elected at the same meeting.

SECTION 6.   Vacancies:  Any vacancy occurring in the board of directors, including, without limitation, a vacancy resulting from an increase in the authorized number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by the majority of the remaining directors. If the directors remaining in office constitute fewer than a quorum of the board, such vacancy may be filled by the affirmative vote of a majority of the remaining directors or by the sole remaining director.  If the vacant office was held by a director elected by a voting group of shareholders, the remaining director or directors elected by that voting group are entitled to fill the vacancy.  The shareholders may elect a director at any time, subject to the provisions of Section 13 of Article III, to fill a vacancy not filled by the directors.  If the vacant office was held by a director elected by a voting group of shareholders, the holders of shares of that voting group may fill the vacancy not filled by the directors elected by such voting group.  The term of a director elected to fill a vacancy shall expire at the next shareholders' meeting at which directors are elected.

SECTION 7.   Chairman of the Board:  There may be a chairman of the board of directors elected by the directors from their number at any meeting of the board.  The chairman of the board of directors may, but is not required to be, an officer of the Corporation.  The chairman shall preside at all meetings of the board of directors and shareholders and perform such other board duties as may be directed by the board.

SECTION 8.   Compensation:  The board of directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the board.

SECTION 9.   Committees:  The board of directors may create an executive committee and other committees of the board, each of which shall have one or more members, all of whom shall be directors.  The creation of a committee and the appointment of members to it must be approved by a majority of all the directors in office when the action is taken.  Each committee may, as specified by the board of directors, exercise some or all of the authority of the board except that a committee may not: (i) authorize distributions; (ii) approve or propose to shareholders action that the Act requires be approved by shareholders; (iii) fill vacancies on the board of directors or on any of its committees; (iv) amend the Articles of Incorporation; (v) adopt, amend, or repeal bylaws; or (vi) approve a plan of merger not requiring shareholder approval  Any such committee, or any member thereof, may be discharged or removed by action of the majority of the board of directors.  Any resolutions adopted or other action taken by any such committee within the scope of the authority delegated to it by the board of directors shall be deemed for all purposes to be adopted or taken by the board of directors. The provisions of Article V, which govern meetings of the board of directors, shall likewise apply to meetings of any committee of the board.

ARTICLE V

MEETINGS OF DIRECTORS

SECTION 1.   Regular Meetings: Regular meetings of the board of directors shall be held at such time and place, within or without the State of North Carolina, as the board of directors shall fix by resolution.

SECTION 2.   Special Meetings:  Special meetings of the board of directors may be called by or at the request of the chairman of the board, chief executive officer, president or any two directors.  Such meetings may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

SECTION 3.   Notice of Meetings:  Regular meetings of the board of directors may be held without notice.  The person or persons calling a special meeting of the board of directors shall, at least two (2) days before the meeting, give notice of the meeting by any usual means of communication, including by telephone, telegraph, teletype, mail, private carrier, facsimile transmission, or other form of wire or wireless communication.  Such notice need not specify the purpose for which the meeting is called and may be oral.  Any duly convened regular or special meeting may be adjourned by the board of directors to a later time without further notice.

SECTION 4.   Waiver of Notice:  Any director may waive notice of any meeting either before or after such meeting.  Such waiver shall be in writing, signed by the director, and filed with the minutes or corporate records; provided, however, that a director's attendance at or participation in a meeting waives any required notice to him unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

SECTION 5.   Quorum:  A majority of the directors in office shall constitute a quorum for the transaction of business at any meeting of the board of directors.

SECTION 6.   Manner of Acting:  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is required by law, the Articles of Incorporation or these bylaws.

SECTION 7.   Presumption of Assent:  A director of the Corporation who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless:  (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) he files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after adjournment of the meeting.  This right of dissent or abstention is not available to a director who votes in favor of the action taken.

SECTION 8.   Participation in Meetings:  Any or all of the directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.

SECTION 9.   Action Without Meeting:  Action which may be taken at a board of directors meeting or at a committee of the board of directors meeting may be taken without a meeting if the action is taken by all members of the board or committee and is evidenced by one or more written consents signed by each director or committee member before or after such action, which describes the action taken and is included in the minutes or filed with the corporate records.  Such action is effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.

ARTICLE VI

OFFICERS

SECTION 1.   Officers of the Corporation:  The officers of the Corporation shall consist of a chief executive officer, president, secretary, treasurer, and such vice presidents, assistant secretaries, assistant treasurers, and other officers as may be appointed from time to time in accordance with these bylaws.  The board of directors may appoint the chairman of the board, chosen from among the directors, as an officer of the Corporation.  Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

SECTION 2.   Appointment and Term:  The chairman, the chief executive officer, the president and any executive vice presidents shall be appointed by the board of directors. The other officers of the Corporation may be appointed by the board of directors or by the chairman or chief executive officer.  A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors.  The board of directors may appoint officers at any regular meeting or at any special meeting called for such purpose.  Each officer shall hold office until his death, resignation, retirement, removal, disqualification or until his successor is appointed and qualifies.  The appointment of an officer does not itself create contract rights for either the officer or the Corporation.

SECTION 3.   Compensation of Officers:  The compensation of the chairman, the chief executive officer, the president and any executive vice presidents of the Corporation shall be fixed by the board of directors or by a committee of the board authorized to act on its behalf with respect thereto.  No officer shall receive compensation for serving the Corporation in any other capacity unless such additional compensation is authorized by the board of directors.

SECTION 4.   Resignation and Removal:  An officer may resign at any time by communicating his resignation to the Corporation.  A resignation is effective when it is communicated unless it specifies in writing a later date.  If a resignation is made effective as of a later date and the Corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board provides that the successor does not take office until the effective date.  An officer's resignation does not affect the Corporation's contract rights, if any, with the officer.  Any officer may be removed at any time with or without cause by any of the following: (a) the board of directors, (b) the officer, including any successor, who appointed such officer being removed, unless otherwise provided by these bylaws or the board of directors; or (c) any other officer, if authorized by these bylaws or the board of directors.  Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 5.   Bonds:  The board of directors may by resolution require any officer, agent, or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the board of directors.

SECTION 6.   Chairman:  The chairman of the Corporation, if also appointed as an officer, shall have such powers and perform such duties as may be assigned from time to time by the board of directors and shall be subject to the direction of the board of directors.

SECTION 7.   Chief Executive Officer:  Subject to the direction of the board of directors, the chief executive officer shall have general executive charge, management and control of the properties, businesses and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities.  The chief executive officer shall also serve as president if no other person is then serving as president.  The chief executive officer may sign certificates for shares of capital stock of the Corporation and may agree upon and execute leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation, and any deeds, mortgages, bonds or other instruments which may be lawfully executed on behalf of the Corporation, except where required by law to be otherwise signed or executed and except where the signing and execution thereof shall be delegated by the board of directors exclusively to some other officer or agent.  Unless the board of directors otherwise determines, the chief executive officer shall, in the absence of or because of the inability to act of the chairman, perform all duties of the chairman and preside at all meetings of shareholders and (should he be a director) of the board of directors.  He shall have such other powers and duties as from time to time may be assigned to him by the board of directors.

SECTION 8.   President:  Subject to the direction of the chief executive officer, the president shall act in a general executive capacity and shall assist the chief executive officer in the administration and operation of the Corporation's business and general supervision of its policies and affairs.  Unless the board of directors otherwise determines, the president shall have the authority to sign certificates for shares of capital stock of the Corporation and may agree upon and execute leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation, and any deeds, mortgages, bonds or other instruments which may be lawfully executed on behalf of the Corporation, except where required by law to be otherwise signed or executed and except where the signing and execution thereof shall be delegated by the board of directors exclusively to some other officer or agent.  Unless the board of directors otherwise determines, the president shall, in the absence of or because of the inability to act of the chairman and the chief executive officer, perform all duties of the chairman and chief executive officer and preside at all meetings of shareholders and (should he be a director) of the board of directors.  He shall have such other powers and duties as from time to time may be assigned to him by the board of directors or the chief executive officer.

SECTION 9.   Executive Vice Presidents:  The executive vice presidents, in the order of their appointment unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of that office.  In addition, they shall perform such other duties and have such other powers as the board of directors or the chief executive officer or president shall prescribe.

SECTION 10.   Vice Presidents:  The vice presidents shall perform such duties and have such powers as the board of directors or the chief executive officer shall prescribe.

SECTION 11.   Secretary:  The secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, directors and committees.  He shall give all notices required by law and by these bylaws.  He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it.  He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation or at the offices of any transfer agent designated by the Corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each.  He shall sign such instruments as may require his signature, and, in general, attest the signature or certify the incumbency or signature of any other officer of the Corporation and shall perform all duties incident to the office of secretary and such other duties as may be assigned from time to time by the board of directors, the chairman or the chief executive officer.

SECTION 12.   Treasurer:   The treasurer shall serve as the chief financial officer of the corporation, shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the chief executive officer.  The treasurer shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements.  If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.  The treasurer shall, in general, perform all duties incident to such office and such other duties as may be assigned from time to time by the board of directors or the chief executive officer.

SECTION 13.   Assistant Secretaries and Treasurers:  The assistant secretaries and assistant treasurers shall, in the absence or disability of the secretary or the treasurer, perform the respective duties and exercise the respective powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the board of directors or chairman, or by the secretary or the treasurer, respectively.

SECTION 14.   Action With Respect to Securities of Other Corporations:  Unless otherwise directed by the board of directors, the chief executive officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action  of security holders of any other corporation or entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation or entity.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1.   Contracts:  The board of directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2.   Loans:  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors.  Such authority may be general or confined to specific instances.

SECTION 3.   Checks and Drafts:  All checks, drafts or other orders for payment of money issued in the name of the Corporation shall be signed by such officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

SECTION 4.   Deposits:  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the board of directors shall direct.

ARTICLE VIII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1.   Certificates for Shares:  Shares may, but need not, be represented by certificates.  If certificates are issued, they shall be in such form as the board of directors shall determine; provided that, at a minimum, each certificate shall be in such form as required by law. These certificates shall be signed, either manually or in facsimile, by the president, any vice president or any person who has been designated the chairman or chief executive officer of the Corporation, and the secretary or any assistant secretary, the treasurer or any assistant treasurer.  In case any officer who has signed or whose facsimile or other signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. They shall be consecutively numbered or otherwise identified and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

SECTION 2.   Transfer of Shares:  Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record, by his legal representative (who shall furnish proper evidence of authority to transfer) or by his attorney (whose authority shall be evidenced by a power of attorney duly executed and filed with the secretary), and only upon surrender for cancellation of the certificates for such shares.  All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

SECTION 3.   Fixing Record Date:  For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, to demand a special meeting, to vote, to take any other action, or to receive payment, or for any other purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than seventy (70) days before the date on which the particular action requiring such determination of shareholders is to be taken.

When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of such meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 4.   Lost Certificates:  The board of directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction.  When authorizing the issuance of a new certificate, the board of directors may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the board of directors may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

SECTION 5.   Reacquired Shares:  The Corporation may acquire its own shares and shares so acquired constitute authorized but unissued shares.

ARTICLE IX

GENERAL PROVISIONS

SECTION 1.   Distributions:  The board of directors may from time to time declare, and the Corporation may make, distributions on its outstanding shares in the manner and subject to the terms and conditions provided by the Act and by the Articles of Incorporation.

SECTION 2.   Seal:  The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed "1987" and which shall have such other characteristics as the board of directors may determine.

SECTION 3.   Indemnification:  Any person who at any time serves or has served as a director or officer of the Corporation, or at the request of the Corporation is or was serving as a director or officer for any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, or as a trustee or administrator under any employee benefit plan of the Corporation or any wholly owned subsidiary thereof, shall be indemnified by the Corporation to the fullest extent from time to time permitted by law in the event he is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity; provided, however, that the Corporation shall not indemnify any such person against liability or expenses he may incur on account of his activities which were, at the time taken, known or believed by him to be clearly in conflict with the best interests of the Corporation.

The rights of those receiving indemnification hereunder shall, to the fullest extent from time to time permitted by law, cover (i) reasonable expenses, including without limitation all attorneys' fees actually and necessarily incurred by him in connection with any such action, suit or proceeding, (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in such action, suit or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein.

The Corporation shall be entitled to pay expenses incurred by anyone entitled to receive indemnification under this section in defending a proceeding in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provisions in the bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation against such expenses.

The provisions of this section shall not be deemed to preclude the Corporation, in its sole discretion, from indemnifying persons serving as agents or employees of the Corporation, or as agents, employees, partners or members at the request of the Corporation for any other or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, to the extent permitted by law.

The board of directors of the Corporation shall take all such action as may be necessary or appropriate to authorize the Corporation to pay all amounts required by this bylaw, including without limitation, to the extent needed, (i) making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him, (ii) making advances of costs and expenses, or (iii) giving notice to, or obtaining approval by, the shareholders of the Corporation.  The board of directors may appoint a committee or special counsel to make such determination and evaluation.

Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein.  The rights to indemnification provided in this section are contract rights, and no repeal or modification of these indemnification provisions shall affect any rights or obligations existing at the time of such repeal or modification.  The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this bylaw.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Corporation or other such enterprise would have the power to indemnify him against such liability.

The rights granted herein shall not be limited by the provisions contained in Section 55-8-51 of the Act (or its successor) and shall not limit the power of the Corporation to agree to indemnify its directors, officers, employees or agents by contract or resolution to the fullest extent allowed by applicable law.

SECTION 4.   Fiscal Year:  The fiscal year of the Corporation shall be fixed by the board of directors.

SECTION 5.   Amendments:

(a)  The board of directors may amend or repeal these bylaws, except to the extent otherwise provided in the Articles of Incorporation, a bylaw adopted by the shareholders, or the Act, and except that a bylaw adopted, amended or repealed by the shareholders may be readopted, amended or repealed by the board of directors if the Articles of Incorporation, the Act or a bylaw adopted by the shareholders authorizes the board of directors to adopt, amend, or repeal that particular bylaw or the bylaws generally.

(b)  The board of directors shall have no power to adopt a bylaw:
(1)      Changing the statutory requirement for a quorum of directors or action by directors or changing the statutory requirement for a quorum of shareholders or action by shareholders;

(2)      Providing for the management of the Corporation otherwise than by the board of directors or the committees thereof;

(3)      Increasing or decreasing the number of directors; or

(4)      Classifying and staggering the election of directors.

(c)  The Corporation's shareholders may adopt, amend, alter, change, or repeal any of these bylaws consistent with the provisions of Section 10 of Article III.

SECTION 6.   Emergencies:  In anticipation of or during an emergency, the board of directors may:  (i) modify lines of succession to accommodate the incapacity of any director, officer, employee, or agent; and (ii) relocate the principal office or designate alternative principal or regional offices, or authorize the officers to do so.

During an emergency:  (i) notice of a meeting of the board of directors need be given only to those directors whom it is practicable to reach and may be given in any practicable manner, including by publication and radio; and (ii) one or more officers present at a meeting of the board of directors may be deemed to be directors for the meeting, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum.

SECTION 7.   Severability:  Should any provision of these bylaws become ineffective or be declared to be invalid for any reason, such provision shall be severable from the remainder of these bylaws and all other provisions of these bylaws shall continue to be in full force and effect.

SECTION 8.   Waiver of Notice:  Whenever any notice is required to be given to any shareholder or director under the provisions of the Act or under the provisions of the Articles of Incorporation or bylaws of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

SECTION 9.   Time Periods:  In applying any provision of these bylaws which requires an act to be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.